Exhibit 3.13

Adopted:

October 13, 2012

SENSAGE, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

Offices

SECTION 1.    Principal Executive Office and Other Offices. The principal executive office of SenSage, Inc. (the “Corporation”) is hereby fixed and located at: 7740 Milestone Parkway, Suite 400, Hanover, MD 21076. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on these Bylaws by the Secretary opposite this Section or this Section may be amended to state the new location. Other business offices may at any time be established at any place or places specified by the Board of Directors.

ARTICLE II

Shareholders

SECTION 1.    Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at such place and at such time as designated by the Board of Directors, for the purpose of electing directors to succeed those whose terms shall have expired as of the date of such annual meeting, and for the transaction of such other corporate business as may come before the meeting. If the annual meeting of the shareholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these Bylaws.

SECTION 2.    Special Meetings. Special meetings of the shareholders may be called at any time for any purpose of purposes by the Chairman of the Board, the Chief Executive Officer, or by a majority of the Board of Directors, and shall be called forthwith by the Chairman of the Board, the Chief Executive Officer, by a Vice President, the Secretary or any director of the Corporation upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of shareholders shall be confined to the purpose or purposes stated in the notice of the meeting.

SECTION 3.    Place of Holding Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

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SECTION 4.    Notice of Meetings. Notice of meetings of the shareholders of the Corporation shall be given in writing to each shareholder entitled to vote, either personally or by first-class mail (unless the Corporation has 500 or more shareholders determined as provided by the California Corporations Code on the record date for the meeting, in which case notice may be sent by third-class mail) or other means of written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (or if sent by third-class mail, thirty) nor more than sixty days before the meeting. Said notice shall state the place, date and hour of the meeting and, (1) in the case of special meetings, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to Section 601(f) of the California Corporations Code any proper matter may be presented at the meeting for shareholder action, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

SECTION 5.    Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the shareholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

SECTION 6.    Conduct of Meetings. Meetings of shareholders shall be presided over by the Chief Executive Officer or President of the Corporation or, if neither is present, by a Vice President, or, if none of said officers is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary, shall act as secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

SECTION 7.    Voting. At all meetings of shareholders, every shareholder entitled to vote shall have one (1) vote for each share of stock standing in his/its name on the books of the Corporation on the date for the determination of shareholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such shareholder or his/its duly authorized attorney, bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and satisfies Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing and said Section 705(e). Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast as a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these Bylaws. If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the tellers. Such tellers shall be appointed by the chairman of said meeting.

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SECTION 8.    Shareholder Action by Written Consent. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting for the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as required by the California Corporations Code, and (2) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

SECTION 9.    Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10.    Record Dates. In the event the Board of Directors fixes a day for the determination of shareholders of record entitled to vote as provided in Section 4 of Article V of these Bylaws, then subject to the provisions of the General Corporation Law of the State of California, only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.

If no record date is fixed:

The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given; and

The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than 45 days.

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ARTICLE III

Board of Directors

SECTION 1.    General Powers. Subject to any limitations in the Articles of Incorporation or these Bylaws and to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to any person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

SECTION 2.    Number and Term of Office. The number of directors that shall constitute the whole board shall be set at three (3). The exact number of directors may be fixed from time to time within such limit by a duly adopted resolution of the Board of Directors or shareholders. Directors need not be shareholders. The directors shall be elected each year at the annual meeting of shareholders, except as hereinafter provided, and each director shall serve until his or her successor shall be elected and shall qualify.

SECTION 3.    Removal, Resignation and Filling of Vacancies. The entire Board of Directors or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Except for a vacancy created by the removal of a director, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors or, if the number of directors then in office is less than a quorum, by (a) the unanimous written consent of the directors then in office, (b) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with California Corporations Code Section 307, or (c) a sole remaining director, and each director so elected shall hold office until his successor is elected at any annual, regular or special meeting of the shareholders. Vacancies created by the removal of a director may be filled only by approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

SECTION 4.    Place of Meeting. Meetings of the Board of Directors may be held at any place within or outside the State of California, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation as designated by the resolution duly adopted by the Board of Directors.

SECTION 5.    Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held pursuant thereto. The annual meeting of the Board of Directors shall be held immediately following the annual shareholders’ meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board.

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SECTION 6.    Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the Chief Executive Officer and must be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary upon written request of a majority of the Board of Directors. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means to each director at least forty-eight hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least three days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meetings.

SECTION 7.    Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment. Participation in a meeting through use of conference telephone constitutes presence in person at the meeting as long as all members participating in such meeting can hear one another. Participation in a meeting through the use of electronic video screen communication or other communications equipment (other than conference telephone) constitutes presence in person at that meeting if all of the following apply: (a) each member participating in the meeting can communicate with all of the other members concurrently, (b) each member is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation, and (c) the Corporation adopts and implements some means of verifying that (i) a person participating in the meeting is a director or other person entitled to participate in the Board of Directors’ meeting, and (ii) all actions of, or votes by, the Board of Directors are taken or cast only by the directors and not by persons who are not directors.

SECTION 8.    Quorum and Action. A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Articles of Incorporation or by these Bylaws.

SECTION 9.    Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

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SECTION 10.   Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

SECTION 11.  Compensation of Directors. Directors shall not receive any stated salary for their services as such, but each director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him or her in attending any regular or special meeting of the Board, and, by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not a meeting is adjourned because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11   Committees. The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors, except the power to approve any merger or share exchange which does not require shareholder approval, amend the Bylaws, issue stock or recommend to the shareholders any action which requires shareholder approval. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in place of an absent member.

ARTICLE IV

Officers

SECTION 1.    Election, Tenure and Compensation. The officers of the Corporation shall be a Chief Executive Officer, Chief Financial Officer and a Secretary, and also such other officers including a Chairman of the Board, President, Treasurer and/or one or more Vice Presidents and/or one or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the shareholders except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. The Chief Executive Officer and Chairman of the Board shall be directors and the other officers may, but need not be, directors. Any two or more of the above offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board. In the event that any office other than an office required by law, shall not be filled by the Board of Directors, or, once filled, subsequently becomes vacant, then such office and all references thereto in these Bylaws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these Bylaws. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his or her place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select. Any officer chosen by the Board of Directors may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors. A vacancy in any office because of any cause may be filled by the Board of Directors for the unexpired portion of the term. Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents, and employees shall hold office at the discretion of the Board of Directors or of the officers appointing them.

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SECTION 2.    Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors unless the Board of Directors shall by a majority vote of a quorum thereof elect a chairman other than the Chairman of the Board to preside at meetings of the Board of Directors. He may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation; and he shall be ex-officio a member of all standing committees.

SECTION 3.    Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall have general charge and control of all business affairs and properties of the Corporation. He shall preside at all meetings of the shareholders and shall have supervisory authority over all officers of the Corporation.

The Chief Executive Officer may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of president or chief executive officer of a corporation. The Chief Executive Officer shall be ex-officio a member of all the standing committees. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

In the event that the Board of Directors does not take affirmative action to fill the office of Chairman of the Board, the Chief Executive Officer shall assume and perform all powers and duties given to the Chairman of the Board by these Bylaws.

SECTION 4.    President and Executive Vice-Presidents. The Board of Directors shall have the power to designate a President and one or more Executive Vice-Presidents of the Corporation. The President, at the request of the Chief Executive Officer or in his absence or during his inability to act, shall perform the duties and exercise the functions of the Chief Executive Officer, and when so acting shall have the powers of the Chief Executive Officer. The Board of Directors may determine any of the duties and functions to be performed by any President or Executive Vice Presidents designated by the Board, or if such determination is not made by the Board of Directors, the Chief Executive Officer may make such determination. Any President or Executive Vice-Presidents shall have such powers and perform such duties, and have such additional descriptive designations in their titles (if any), as may be assigned by the Board of Directors or the Chief Executive Officer.

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SECTION 5.    Vice-Presidents. The Board of Directors may also appoint any number of Vice-Presidents, who shall be distinguished from Executive Vice-Presidents. The Vice-President or Vice-Presidents (if any), shall perform whatever duties and have whatever powers the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 6.    Secretary. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the directors or shareholders upon whose written request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the shareholder and of the directors in books provided for that purpose, and he or she shall perform such other duties as may be assigned to him or her by the directors or the Chief Executive Officer. He or she shall have custody of the seal of the Corporation (if any) and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the Chief Executive Officer, and attest the same. In general, the Secretary shall perform all the duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the Chief Executive Officer.

SECTION 7. Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors or the Chief Executive Officer.

The Treasurer or Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and the Board of Directors, whenever either of them so requests, an account of all his transactions as Treasurer or Chief Financial Officer and of the financial condition of the Corporation.

The Treasurer or Chief Financial Officer shall perform all the duties generally incident to the office of the Treasurer, subject to the control of the Board of Directors and the Chief Executive Officer.

SECTION 8.   Assistant Secretary. The Board of Directors may appoint an Assistant Secretary or more than one Assistant Secretary. Each Assistant Secretary shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary in the absence or disability of the Secretary and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the Chief Financial Officer. In case of the absence or disability of the Secretary, the duties of the office shall be performed by any Assistant Secretary, and the taking of any action by any such Assistant Secretary in place of the Secretary shall be conclusive evidence of the absence or disability of the Secretary.

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SECTION 9.    Assistant Treasurer. The Board of Directors may appoint an Assistant Treasurer or more than one Assistant Treasurer. Each Assistant Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Treasurer in the absence or disability of the Treasurer and shall have such other powers and shall perform such duties as may be assigned to him by the Board of Directors or the Chief Executive Officer. In case of the absence or disability of the Treasurer, the duties of the office shall be performed by any Assistant Treasurer, and the taking of any action by any such Assistant Treasurer in place of the Treasurer shall be conclusive evidence of the absence or disability of the Treasurer.

ARTICLE V

Capital Stock

SECTION 1.    Issuance of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Articles of Incorporation, or its amendments, as shall be approved by the Board of Directors. All certificates shall be signed by the Chief Executive Officer or President and countersigned by the Chief Financial Officer or Secretary or by an Assistant Secretary. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder shall be entered in the Corporation’s books. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares have been surrendered, and cancelled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and unless waived by the Chief Executive Officer, the giving of a satisfactory indemnity. Both such proof and such indemnity shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

SECTION 2.    Transfers of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

SECTION 3.    Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of California. Prior to the due presentment or registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.

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SECTION 4.    Closing Transfer Books. The Board of Directors may fix the time, not exceeding ten (10) days preceding the date of any meeting of shareholders or any dividend payment date or any date for the allotment of rights, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the directors may fix a date not exceeding ten (10) days preceding the date of any meeting of shareholders or any dividend payment date or any date for the allotment of rights, as record date for the determination of the shareholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

SECTION 5.    Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Secretary.

ARTICLE VI

Corporate Seal

SECTION 1.    Seal. In the event that the Chief Executive Officer shall direct the Secretary to obtain a corporate seal, the corporate seal shall have inscribed thereon the name of the Corporation and the year of its organization. Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary of the Corporation or of an Assistant Secretary of the Corporation nominated by the Secretary.

ARTICLE VII

Bank Accounts and Loans

SECTION 1.    Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any such bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chief Executive Officer or Chief Financial Officer and countersigned by the Secretary or an Assistant Secretary or an Assistant Treasurer of the Corporation.

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SECTION 2.    Loans. Such officers or agents of this Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks, bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the Corporation, along with security interests in any personal property or assets of the Corporation; and for such loans, advances or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signatures of the officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

ARTICLE VIII

Reimbursements

Any payments made to an officer or other employee of the Corporation, such as salary, commission, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or other employee of the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or other employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE IX

Miscellaneous Provisions

SECTION 1.   Fiscal Year. The fiscal year of the Corporation shall end on the last day of December of every year.

SECTION 2.   Annual Reports. The Annual Report to shareholders, described in the California Corporations Code, is expressly waived and dispensed with until such time as the Corporation has more than 100 shareholders.

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SECTION 3.   Reports to the Secretary of State.

(a)          Except as otherwise required by the Secretary of State, every year, during the calendar month in which the original Articles of Incorporation were filed with the California Secretary of State, or during the preceding five (5) calendar months, the Corporation shall file a certified statement with the Secretary of State on the prescribed form, setting forth the names and complete business or residence addresses of all incumbent directors; the number of vacancies on the Board of Directors, if any; the names and complete business or residence addresses of the Chief Executive Officer, the Secretary and the Chief Financial Officer; the street address of the Corporation’s principal executive office or principal business office in California; a statement of the general type of business constituting the principal business activity of the Corporation; and a designation of the agent of the Corporation for the purpose of service of process, all in compliance with Section 1502 of the General Corporation Law.

(b)          Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in the Corporation’s last annual statement on file in the Secretary of State’s office, the Corporation may in lieu of filing the annual statement described in paragraph (a) of this section, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period, as permitted by Section 1502 of the General Corporation Law.

ARTICLE X

Amendments

SECTION 1.    Amendment of Bylaws. Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if the amendment adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

ARTICLE XI

Indemnification

SECTION 1.    Indemnification of Corporate Agents. The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlement and other amounts, actually and reasonably incurred by such person by reason of such person’s having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible under the California Corporations Code and the Corporation shall advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of Section 317 of the California Corporations Code. The terms “agent,” “proceeding” and “expenses” made in this Section XI shall have the same meaning as such terms in said Section 317.

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CERTIFICATE OF SECRETARY OF

SENSAGE, INC.

The undersigned, Kimberly J. DeChello, Secretary of SenSage, Inc. (the “Corporation”), a California corporation, hereby certifies that the attached document is a full, true and correct copy of the Amended and Restated Bylaws of the Corporation as in effect on the date hereto.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of October 13, 2012.

/s/ Kimberly J. DeChello
Kimberly J. DeChello
Secretary

Signature Page to Officer’s Certificate to Amended and Restated Bylaws

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